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                                                                   EXHIBIT 23(E)



                         [LETTERHEAD OF MERCER CAPITAL]

                                 July 11, 1994



  Board of Directors
  LaPorte Bancorp
  7425 Indianapolis Boulevard
  Hammond, Indiana  46324

  Dear Board Members:

  We hereby consent to the references to our firm under the captions "SUMMARY-- Fairness Opinion" and "THE MERGER--Fairness Opinion" and to the inclusion of the opinion of our firm in the Proxy Statement-Prospectus constituting a part of the Registration Statement on Form S-4 of Norwest Corporation filed with the Securities and Exchange Commission on July 11, 1994. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                 Very truly yours



                                 MERCER CAPITAL MANAGEMENT,
                                  INC.